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                                                                   Exhibit 10.19


                               LAND O'LAKES, INC.


                   EXECUTIVE ANNUAL VARIABLE COMPENSATION PLAN







                           - C O N F I D E N T I A L -














                             PROPOSED DECEMBER, 2001

                          EFFECTIVE ON JANUARY 1, 2002



     THIS DOCUMENT IS A SUMMARY OF THE LAND O'LAKES, INC. EXECUTIVE ANNUAL VARIABLE COMPENSATION PLAN. THE PROVISIONS OF THE PLAN ARE PRESENTED IN OUTLINE FORM. LAND O'LAKES RESERVES THE RIGHT TO TERMINATE AND/OR MAKE ANY REVISIONS OR INTERPRETATIONS TO THIS PLAN, AS APPROPRIATE.


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                   EXECUTIVE ANNUAL VARIABLE COMPENSATION PLAN

                                     SUMMARY

PURPOSE AND OBJECTIVE

The purpose of the Variable Compensation Plan for executives is to aid in achieving a total customer focus and to promote the company's profitable growth and service to its owners.

In addition, there will be three major objectives of this plan:

              To recognize and reward the achievement of business results.

              To integrate business strategies with the compensation system and alignment of individual efforts in achieving overall success for the major businesses and the company.

              To provide a variable compensation component of total compensation for executives which is competitive within industry for similar positions and responsibilities.

DEFINITIONS

The following terms and definitions apply specifically to the provisions contained within this plan.

"THE COMPANY" --- This refers to Land O'Lakes, Inc.

"THE PLAN" --- The Executive Annual Variable Compensation Plan which is the focus of this document.

"TARGETS" --- Target is used to specify financial goals established each year for Land O'Lakes and each of its major business units.

"PARTICIPANTS" --- Land O'Lakes officers who meet the eligibility provisions to participate in this plan.

"PLAN YEAR" --- The term or length of period covered commencing January 1 and expiring December 31 each calendar year corresponding to the Company's fiscal year.

"VARIABLE COMPENSATION AWARD OR AWARDS" --- The payments that are made from this plan based upon business performance.

"INDIVIDUAL PERFORMANCE COMMITMENTS (GOALS)" --- Specific annual priorities or business strategies applicable to the Individual Performance Commitment section of the plan and with the company Performance Management System.



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"SENIOR OFFICERS" --- The President/CEO and direct reports representing the highest organization level within each major business function.

"BASE SALARY" --- The annualized base salary in effect as of the conclusion of the plan year.

ADMINISTRATION

This plan is administered by the Land O'Lakes President, with the assistance of the Vice President of Human Resources. The President, Vice President of Human Resources, and respective senior officers will be responsible for administering the program for each separate business group.

The Executive Committee of the Land O'Lakes Board of Directors will have responsibility for the following:

              Annual approval of the Plan.
              Review and report on the annual results.
              Review and approve the President's annual earnings target and goals.
              Review President's performance results and determine President's annual award.

PARTICIPATION/ELIGIBILITY

Participation in the program is limited to employee officers of Land O'Lakes and approved by the President. The President may exclude an officer from participation for business reasons.

Employees who meet eligibility criteria for this plan may be placed in a separate and distinct plan if business needs warrant; however, no person can participate in two annual variable compensation plans at the same time.



                                      -3-


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MAXIMUM AWARD OPPORTUNITIES

The maximum award opportunities available under this plan are illustrated as follows:

         Position                              Maximum Award                  Excess Potential Award
         --------------------------------------------------------------------------------------------
         Senior Officers                     60% of Base Salary                 96% of Base Salary
         Vice Presidents                     50% of Base Salary                 80% of Base Salary

The excess award opportunities are attainable once the maximums from the company formula, the target performance section, and individual commitment section of the plan are reached in a given year. The excess award is calculated by multiplying the results by the applicable maximum excess award. The base salary as of the conclusion of the plan year will be used for the calculation of awards.

OPERATION OF THE PLAN

The plan year will correspond to the Company's fiscal year and commence on January 1 and conclude December 31 for each year the plan is operational. Awards from this plan each year are dependent upon a combination of three elements of performance: 1) company overall results, 2) financial targets established for business performance, and 3) Individual Performance Commitments (Goals).

A minimum of eight percent (8%) after-tax return on equity (ROE) is the threshold performance level required to trigger any payments from the plan. The Land O'Lakes equity total at the beginning of the plan year will be used to determine the ROE for the plan year.

PERFORMANCE/AWARD DETERMINATIONS

When the company profit threshold of 8% after-tax ROE is achieved, the three performance sections of the plan will operate to determine the award amounts. The weighting scheme for performance elements of this plan will be as follows for all participants:


                         Performance Measurement Weight

                    Company                Target           Indv. Perf.
                   Performance            Financial         Commitments
                     Formula               Results            (Goals)            Total
                     -------               -------             ------            -----

        ff               30%          +        55%        +       15%              = 100%*

*Payments above can occur with exceptional performance in the company and target sections of the Plan, as noted in those sections.


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COMPANY PERFORMANCE FORMULA

The company performance measurement for determining the overall company results portion of the award will be based upon the company after-tax return on equity
(ROE). The Company Performance Formula is as follows:

------------------------------------------------------------------------------------------------- ----------------------------------
                                 COMPANY PERFORMANCE FORMULA                                                   MAXIMUM
ROE After Tax      <8%      8%       10%      12%      14%     16%      18%      20%     22%      24%      26%      28%      30%
% Awarded          0        8%       9%       12%      18%     21%      24%      27%     30%      35%      40%      50%      60%

------------------ -------- -------- -------- -------- ------- -------- -------- ------- -------- -------- -------- -------- -------

The actual percentage award will be interpolated between the ROE thresholds (e.g. 8-10%, 10-12%, etc.).

TARGET FINANCIAL RESULTS

The target portion of the plan will be designated for financial measures for corporate and business unit results as determined prior to the plan year. The Board of Directors will establish the target for the President's plan. The President and the Senior Officers will establish measurements and targets for each business group. The President will establish the target objectives applicable to all staff vice presidents.

Senior Officers may establish the portion of the target section to be used for overall group results and specific businesses within the group. The following target range will be applicable to all businesses and corporate results for payment from this section of the plan (target = 1.0 of agreed upon business performance):

------------------------------------------------------------------------------------------- -------- --------------------------
                                 TARGET PERFORMANCE RANGE                                                  MAXIMUM
                                 ------------------------                                                  -------
                      <.85     .85      .90      .95      1.0     1.05     1.1      1.15    1.2      1.3      1.4      1.5
% Awarded             0        17%      22%      28%      33%     39%      44%      50%     55%      65%      75%      85%

--------------------- -------- -------- -------- -------- ------- -------- -------- ------- -------- -------- -------- --------


INDIVIDUAL PERFORMANCE COMMITMENTS (GOALS)

The Individual Performance Commitments section of the Plan will operate independently of company minimum or other plan provisions once an 8% ROE is achieved. A Plan participant's Performance Commitments will be identified during the completion of the Individual Performance Plan as part of the LOL Performance Management Process. This document will be completed by 12/31/01 for the year 2002.

Using the Individual Performance Commitment Plan document, certain Commitments that are critical to the success of strategic business goals should be identified for inclusion in the Variable Pay Plan. This will usually number 3-5 out of the total Commitments contained within an Individual's Performance Commitment Plan. In addition, the percent to be awarded to each eligible Commitment should be recorded in the left column of the Performance Commitment Plan form. (The total percent eligible for all Variable Pay Plan Commitments should equal 15%).



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Quarterly, the manager and employee will review the Individual Commitment Plan to ensure all Commitments remain current with the strategic focus of the business. Revisions to this document will be made as appropriate, at that time.

AWARD APPROVAL PROCESS

Originals of all Individual Commitment Plans (Goals) and Financial Goals will be established prior to the beginning of the Plan year and will be retained by the Vice President, Human Resources and returned at the conclusion of the Plan year to the managers of the Plan participants for processing.

The final award granted will be determined by the participant's immediate superior, approved by the senior officer and President based upon the results compared to the original financial targets and Individual Performance Commitments (Goals) established at the beginning of the plan year.

PARTIAL-YEAR PARTICIPATION

Employees who may be transferred from a nonparticipating position into a position eligible for participation during a plan year, will be eligible to receive an award based upon the portion of the plan year in which the employee participated. The percentage of base salary which a new participant is eligible will be prorated based upon the percentage of full months participation in this plan.

Employees who may be in a "part-time" employment status which is a work schedule less than forty hours per week will have the award reduced by the percentage of actual work hours less than forty. Participants who terminate, or are terminated, during the plan year will forfeit all rights to any awards for the current plan year.

Employees hired during the plan year will be eligible to participate, if approved by the President, for the portion of the year in which they were employed.

Participants who retire during the plan year will be eligible to participate for the portion of the year in which they were an active at work employee.

PAYMENT OF AWARDS

Variable compensation awards are earned as of the last day of the plan year, and are payable as soon as performance results are determined and award recommendations are approved. It will be an objective to distribute earned awards as soon as possible but no later than the end of the first quarter following the conclusion of the plan year.



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A participant may accept the award in either lump sum cash payment, or may defer part or all of the award until a future date. Participants electing to defer compensation amounts may do so by participating in the company's Executive Deferred Compensation Plan and being subject to all of the requirements and provisions of that plan.

The company will deduct all payments for federal and state taxes, and for contributions to other employee benefit programs, as required.

NON-RECURRING EVENTS

Unique nonrecurring business events which have a substantial impact on Land O'Lakes' financial results in a given year may be excluded from the calculations for determining awards from this plan. This could include major gains or losses from such events as acquisitions (including planned short-term losses) or divestitures, lawsuits and casualty losses.

Amounts to be excluded will be determined by the President and reported to the Executive Committee of the Board.

OTHER CONDITIONS

The President reserves the right to increase, reduce or withhold awards to individuals where unusual circumstances warrant with a report of such deviations to the Executive Committee of the Land O'Lakes Board of Directors.

Land O'Lakes also reserves the right to amend or terminate this plan without consent of the participants. Previously earned variable compensation awards will not be affected by termination and/or amendment of the plan.




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